Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Alpha Virtual, Inc. pertaining to the 1999 Stock Option Plan and the Amended Stock Compensation Plan for Consultants of our report dated June 29, 2001, with respect to the consolidated financial statements of Alpha Virtual, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.



                         /S/ BECKMAN KIRKLAND & WHITNEY




Agoura Hills, California
May 1, 2002


































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